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                                                                   Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Michael Anthony Jewelers, Inc. on Form S-8 of our report dated April 11, 1997, appearing in the Annual Report on Form 10-K of Michael Anthony Jewelers, Inc. for the year ended February 1, 1997.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 11, 1997